AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is subject to regulatory approval including a temporary cease trade order variation order by the BC Securities Commission and is dated for reference March 31, 2011.

AMONG

AMS-INT ASIA LIMITED, a company incorporated under the laws of Hong Kong and having an address at Unit 04,7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong

(the “Target”)

AND:

FERNGRUI YUE, a businessman with a business address 1607-LanBao Bldg, Xi Da Wang Lu, Chaoyang District, Beijing, China

(“Yue”)

AND:

GUANGZHOU XINGWEI COMMUNICATIONS TECHNOLOGY LTD INC., a company incorporated under the laws of the People’s Republic of China and having an address at Level 4 - Annex Bld, GuangPu Xi Lu, Science City, Development Zone, GuangZhou, China

(“Thinkwill”)

AND:

KUNEKT CORPORATION, a corporation governed by the laws of the State of Nevada and having an office at Unit 1, 12/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(the “Purchaser”)

WHEREAS:

A.

The Target, Yue, Thinkwill, and the Purchaser (the “Parties”) entered into a share exchange agreement (the “Share Exchange Agreement”) dated January 20, 2011, whereby the Purchaser agreed to acquire (the “Acquisition”) all of the shares held by Yue in the capital of the Target in exchange for the issuance of a total of 35,000,000 common shares in the capital stock of the Purchaser (the “Purchaser Shares”);

B.

The Purchaser has created a new class of preference shares (the “Preference Shares”), which, subject to the Purchaser having sufficient authorized capital of the Purchaser Shares, Preference Shares are convertible into the Purchaser Shares at a conversion ratio of 100 Purchaser Shares for every Preference Share; and

C.

The Parties have agreed to amend certain provisions of the Share Exchange Agreement such that the payment of the Purchaser Shares to Yue will be a combination of Purchaser Shares and Preference Shares.

NOW THEREFORE, in consideration of the mutual covenants contained herein and the Share Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The Parties hereby agree that the Share Exchange Agreement, as amended herein, is in full force and effect.

2.	The Parties hereby agree to amend the Share Exchange Agreement as follows:

(a)	Section 1.1(m) is hereby deleted in its entirety and replaced with the following: ““Closing Date” means March 31, 2011, or such other date as may be mutually agreed to by the parties in writing;”

(b)	Section 1.1(n) is hereby deleted in its entirety and replaced with the following: ““Consideration Shares” means the Preference Shares and Purchaser Shares issued pursuant to this Agreement;”

(c)

The following definitions are hereby added to Section 1.1: ““Preference Shares” means the Class A preference shares of the Purchaser, which carry 100 votes at any meeting of the shareholders of the Company and, subject to the Purchaser having authorized capital of Purchaser Shares equal to or greater than 200,000,000, Preference Shares are convertible into Purchaser Shares at a conversion ratio of 100 Purchaser Shares for every one Preference Share;”

(d)	Sections 2.1, 2.2 and 2.3 are hereby deleted in their entirety and replaced with the following:

“2.1

Subject to the terms and conditions of this Agreement and the Share Vesting and Repurchase Option Agreement, attached hereto as Schedule C (the “Share Vesting Agreement”), the Purchaser agrees to purchase the Shares from the Shareholders and each of the Shareholders irrevocably agrees to sell, assign and transfer their respective Shares to the Purchaser, free and clear of all Encumbrances, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser to the Shareholders of 2,400,000 Purchaser Shares and 60,480 Preference Shares on or prior to Closing.

2.2	On or prior to Closing, the Shareholder shall deliver to the Purchaser an executed copy of the Share Vesting Agreement.”

(e)	Schedule “A” attached hereto is hereby added as “Schedule C” to the Agreement.

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IN WITNESS WHEREOF the Parties hereto have executed this Amendment Agreement as of the date first written above.

AMS-INT ASIA LIMITED Per: "signed" Authorized Signatory	THIS AGREEMENT IS SUBJECT TO REGULATORY APPROVAL INCLUDING A TEMPORARY CEASE TRADE ORDER VARIATION ORDER BY THE BC SECURITIES COMMISSION.
GUANGZHOU XINGWEI COMMUNICATIONS TECHNOLOGY LTD INC. Per: "signed" Authorized Signatory
KUNEKT CORPORATION Per: "signed" Authorized Signatory	THIS AGREEMENT IS SUBJECT TO REGULATORY APPROVAL INCLUDING A TEMPORARY CEASE TRADE ORDER VARIATION ORDER BY THE BC SECURITIES COMMISSION.
/s/FERNGRUI YUE FERNGRUI YUE